   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 3, 1999

                                                      REGISTRATION NO. 333-86263
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 1
                                       TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                       PIEDMONT NATURAL GAS COMPANY, INC.
             (Exact name of registrant as specified in its charter)
                             ---------------------

                 NORTH CAROLINA                                     56-0556998
(State or other jurisdiction of incorporation or       (I.R.S. Employer Identification No.)
                 organization)

                               1915 REXFORD ROAD
                              CHARLOTTE, NC 28211
                                 (704) 364-3120

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              MARTIN C. RUEGSEGGER
                VICE PRESIDENT, CORPORATE COUNSEL AND SECRETARY
                       PIEDMONT NATURAL GAS COMPANY, INC.
                               1915 REXFORD ROAD
                              CHARLOTTE, NC 28211
                            (704) 364-3483, EXT. 202

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_______________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]____________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                             ---------------------

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
                                                                     PROPOSED         PROPOSED
              TITLE OF EACH CLASS                    AMOUNT          MAXIMUM           MAXIMUM         AMOUNT OF
                 OF SECURITIES                       TO BE        OFFERING PRICE      AGGREGATE       REGISTRATION
               TO BE REGISTERED                    REGISTERED      PER SHARE(3)   OFFERING PRICE(3)       FEE
--------------------------------------------------------------------------------------------------------------------
Common Stock, no par value per share(1)(2).....    2,000,000         $33.0625        $66,125,000        $18,383
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus included in this registration statement also relates to the registrant's Registration Statement No. 333-01855, and as of August 31, 1999, 236,499 shares of the registrant's Common Stock remain for sale thereunder. This registration statement and the registration statement amended hereby are collectively referred to herein as the "Registration Statement."
(2) Includes preferred stock purchase rights under the Rights Agreement of Piedmont Natural Gas Company, Inc., dated February 27, 1998.
(3) The shares are to be offered at prices not presently determinable. The fee is calculated upon the basis of the average of the high and low sales prices on the New York Stock Exchange on August 30, 1999, pursuant to Rule 457(c). The average of the high and low sales prices on such date was $33.0625.

                             ---------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS
----------

                       PIEDMONT NATURAL GAS COMPANY, INC.

                 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

     Piedmont Natural Gas Company, Inc., hereby offers to potential investors the opportunity to purchase shares of our Common Stock, no par value per share, under the Dividend Reinvestment and Stock Purchase Plan. Furthermore, holders of Common Stock are offered the opportunity to purchase additional shares of Common Stock under the Plan by having their cash dividends automatically reinvested and by making cash payments. No brokerage commissions, fees or service charges are paid by Initial Investors of Common Stock or Participants in the Plan in connection with purchases of shares of Common Stock for their accounts under the Plan. Investors may not invest more than $120,000 per calendar year.


     Initial Investors may purchase shares of Common Stock by making cash payments of not less than $250 or more than $120,000. Participants may purchase additional shares of Common Stock by having all or part of the cash dividends on their shares of Common Stock automatically reinvested and by making optional cash payments of not less than $25 per payment or more than $120,000 per calendar year.



     The price per share acquired under the Plan with reinvested dividends is 95% of the mean of the high and low sales prices of the Common Stock reflected in the New York Stock Exchange Composite Transactions on the pertinent dividend payment date. The price per share acquired under the Plan by Initial Investors and Participants with cash payments is 100% of the mean of the high and low sales prices reflected in the NYSE Composite Transactions on the weekly investment date. Both the dividend payment date and the weekly investment date are referred to as the "Investment Date."


     Initial Investors or current shareholders who do not presently participate in the Plan may become Participants by completing an Authorization Card and returning it to American Stock Transfer & Trust Company (the "Trustee"). Shareholders who do not wish to participate in the Plan need do nothing and will continue to receive their cash dividends, if and when declared, as usual. Shareholders who presently participate in the Plan do not need to take any further action to continue participation in the Plan.

     Additional legal requirements may be necessary for persons in certain states prior to enrollment in the Plan. These requirements may prohibit participation by residents of such states.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
  OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------


               The date of this Prospectus is September 7, 1999.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Where You Can Find More Information.........................    2
Piedmont Natural Gas Company, Inc. .........................    3
Description of the Plan.....................................    4
  Purpose...................................................    4
  Advantages and Disadvantages..............................    4
  Administration............................................    5
  Participation.............................................    5
  Costs.....................................................    7
  Initial Purchases.........................................    7
  Optional Cash Payments....................................    7
  Purchases.................................................    8
  Reports to Participants...................................    9
  Issuance of Certificates..................................    9
  Dividends on Fractions of Shares..........................   10
  Withdrawal of Shares in Plan Accounts.....................   10
  Termination of Participation..............................   10
  Sale of Plan Shares.......................................   11
  Risk to Participants......................................   11
  Stock Dividends or Stock Splits; Rights Offering..........   11
  Voting Rights.............................................   12
  Income Tax Consequences...................................   12
  Foreign Shareholders......................................   12
  Responsibilities of Piedmont Natural Gas Company and the
     Trustee................................................   13
  Custody of Certificates...................................   13
  Suspension, Modification or Termination of the Plan.......   13
Use of Proceeds.............................................   14
Description of Common Stock.................................   14
Legal Matters...............................................   15
Experts.....................................................   15

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, DC, New York, New York, and Chicago, Illinois. Please call the SEC's toll-free telephone number at 1-800-SEC-0330 for further information about the operation of the public reference rooms. In addition, you may inspect our reports and other information at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, where our Common Stock is listed. Our SEC filings are available on the SEC's web site at http://www.sec.gov. Information about us is also available on our web site at http://www.piedmontng.com.

     The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus and should be read with the same care. Information that we file later with the SEC will automatically update and supersede that information.

     The following documents are incorporated in and made a part of this Prospectus by reference:

     - our annual report on Form 10-K for the year ended October 31, 1998, and

     - our quarterly reports on Form 10-Q for the quarters ended January 31, 1999, and April 30, 1999.

     Any documents that we file with the SEC in the future under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 will also be incorporated by reference in this Prospectus until we sell all of the securities being registered.

     You may request a copy of these filings at no cost by writing or calling us at the following address or one of the following telephone numbers:

                       Piedmont Natural Gas Company, Inc.
                       Vice President, Corporate Counsel and Secretary
                       P. O. Box 33068
                       Charlotte, North Carolina 28233-3068
                       (704)364-3483, Ext. 202 or (800)752-7508, Ext. 202

                       PIEDMONT NATURAL GAS COMPANY, INC.

     We are an energy and services company primarily engaged in the distribution and sale of natural gas and the sale of propane to over 673,000 residential, commercial and industrial customers in North Carolina, South Carolina and Tennessee. Our principal executive offices are maintained at 1915 Rexford Road, Post Office Box 33068, Charlotte, North Carolina 28233; telephone number 704-364-3120.

     Our utility operations serve over 625,000 natural gas customers. We are also engaged in acquiring, marketing and arranging for the transportation and storage of natural gas for large-volume purchasers, in retailing residential and commercial gas appliances and in the sale of propane and propane appliances to over 48,000 customers.

     In the Carolinas, our service area comprises numerous cities, towns and communities, including Anderson, Greenville and Spartanburg in South Carolina and Charlotte, Salisbury, Greensboro, Winston-Salem, High Point, Burlington and Hickory in North Carolina. In Tennessee, the service area is the Nashville metropolitan area, including portions of eight adjoining counties. Our propane markets are in and adjacent to our natural gas markets in all three states. We are principally engaged in the gas distribution industry and have no other reportable industry segments.

     Our utility operations are subject to regulation by the North Carolina Utilities Commission and the Tennessee Regulatory Authority as to the issuance of securities, and by those commissions and by the Public Service Commission of South Carolina as to rates, service area, adequacy of service, safety standards, extensions and abandonment of facilities, accounting and depreciation. We are also subject to or affected by various federal regulations.

                            DESCRIPTION OF THE PLAN

     The Plan provides Initial Investors with the opportunity to purchase shares of Common Stock and allows existing shareholders a convenient method to purchase additional shares of Common Stock through automatic reinvestment of cash dividends, optional cash payments or both. There are no brokerage commissions, fees or service charges on any purchases of shares under the Plan.

     Initial Investors who are not currently shareholders, but who wish to purchase shares of Common Stock under the Plan, may become Participants by completing an Authorization Card and returning it to us or to the Trustee in the manner set forth in the answer to Question 6. Shareholders who do not presently participate in the Plan may become Participants by completing an Authorization Card and returning it to the Trustee in the manner set forth in the answer to Question 6. Shareholders who presently participate in the Plan and wish to continue do not need to complete an Authorization Card or take any other action. Shareholders who do not wish to participate in the Plan need do nothing and will continue to receive their cash dividends, if and when declared, as usual.

     The following questions and answers generally describe the provisions of the Plan.

PURPOSE

  1. What is the purpose of the Plan?

     The Plan allows existing shareholders and investors an easy and convenient method of acquiring shares of Common Stock. Investors can purchase Common Stock without payment of any brokerage commissions, fees or service charges. In addition, existing shareholders can purchase additional shares of stock by investing cash dividends and by making optional cash payments without payment of any brokerage commissions, fees or service charges. Beneficial owners of shares of Common Stock whose shares are registered in names other than their own can have their cash dividends reinvested by requesting their nominees or other holders of record to participate in the Plan on their behalf. Since the shares of Common Stock purchased under the Plan are acquired from us, we receive additional funds for our continuing construction program and for general corporate purposes.

ADVANTAGES AND DISADVANTAGES

  2. What are the advantages of the Plan?

     Initial Investors can purchase shares of Common Stock by making a cash payment of not less than $250 but not more than $120,000. Existing shareholders may purchase additional shares of Common Stock by having all or part of their cash dividends automatically reinvested and by making optional cash payments of not less than $25 per payment or more than $120,000 per calendar year. Shares purchased with reinvested cash dividends are purchased at a discount. (See Question 17.)

     No brokerage commissions, fees or service charges are paid by an Initial Investor or a Participant in connection with the purchase of shares of Common Stock under the Plan. The Trustee, the administering agent of the Plan, assures safekeeping of shares of Common Stock credited to a Plan account and provides regular statements of such account. Therefore, shareholders avoid the cumbersome safekeeping of certificates of shares of Common Stock credited to their Plan accounts.

     Investors who have an Individual Retirement Account or who set up an IRA with a third party may enroll in the Plan and purchase shares through the Plan. The Trustee, however, cannot establish or administer an IRA. That must be done through another entity.

  3. What are the disadvantages of the Plan?

     No interest is paid on optional cash payments held by the Trustee pending investment. Participants have no control over the share price or the timing of the sale or purchase of Plan shares. Participants cannot designate a specific price or a specific date at which to purchase or sell Common Stock. In addition, Participants will not know the exact number of shares purchased and the prices paid until after the applicable investment date. (See Question 19.)

ADMINISTRATION

  4. Who administers the Plan?

     We have designated the Trustee as our agent to administer the Plan, maintain records, send statements of account to Participants and to Initial Investors and perform other duties relating to the Plan. Shares of Common Stock purchased under the Plan are held by the Trustee as agent for Participants and registered in the name of the Trustee or its nominee. If Participants desire to hold their shares personally, the Trustee will issue a stock certificate in the name of the shareholder upon request. The Trustee also serves as Transfer Agent for the Common Stock.

     All communications regarding the Plan should be sent to the Trustee addressed as follows:

                            American Stock Transfer & Trust Company
                            40 Wall Street
                            New York, New York 10005

     Initial Investors or existing shareholders should mention Piedmont Natural Gas Company in their correspondence and, if applicable, furnish Plan account numbers. Inquiries may be made to the Trustee by telephone at 1-800-278-4353.

PARTICIPATION

  5. Who is eligible to participate?

     All individuals, corporations, partnerships, other business associations and holders of record of shares of Common Stock are eligible to participate in the Plan, provided participation is not prohibited by any laws or regulations. In order to be eligible to participate, beneficial owners of shares of Common Stock whose shares are registered in names other than their own (for example, shares registered in the name of a broker or a bank nominee) must become holders of record by having all or a portion of those shares transferred into their names. Or, they can request such nominees or other holders of record to participate in the Plan on their behalf. Individuals having established IRA accounts with a third party may participate in the Plan.

  6. How does an Initial Investor or eligible shareholder become a Participant?

     An Initial Investor or an eligible shareholder may join the Plan at any time by completing an Authorization Card and returning it to the Trustee. An Authorization Card may be obtained by contacting the Trustee or by contacting us as follows:

                  Piedmont Natural Gas Company, Inc.
                  Attention: Vice President, Corporate Counsel and Secretary Post Office Box 33068
                  Charlotte, North Carolina 28233-3068
                  Telephone: (704)364-3483, Ext. 202 or (800)752-7508, Ext. 202

  7. When do investments begin under the Plan?

     Dividend payment dates ordinarily occur on or about the 15th day of January, April, July and October. The record date for determining shareholders who are eligible to receive dividends normally precedes the dividend payment date by about three weeks.

     If the Trustee receives an Authorization Card specifying reinvestment of dividends at least three business days before the record date of a dividend payment, reinvestment commences with that dividend payment. If the Authorization Card is received after that date, reinvestment of dividends under the Plan begins with the dividend payment following the next record date.

     Initial investments and optional cash payments by Participants are invested as specified in Question 13.

  8. What does the Authorization Card provide?

     The Authorization Card provides for the purchase of shares of Common Stock through the following options:

     - Full Dividend Reinvestment. If the "Full Dividend Reinvestment" box is checked, the Trustee will apply all of a Participant's cash dividends on shares of Common Stock registered in the Participant's name, as well as on all shares of Common Stock credited to the Participant's Plan account, to the purchase of additional shares of Common Stock.

     - Partial Dividend Reinvestment. If the "Partial Dividend Reinvestment" box is checked, the Trustee will reinvest dividends on the number of shares indicated by the Participant, as well as dividends on all shares of Common Stock credited to the Participant's Plan account, and will pay any remaining dividends in cash.

     - Cash Payments Only. If the "Cash Payments Only" box is checked, the Trustee will apply any optional cash payments and any dividends on shares credited to the Participant's Plan account to the purchase of additional shares of Common Stock. Cash dividends on shares of Common Stock registered in the Participant's name other than in his or her Plan account will be paid to the Participant in cash.

     - Initial Purchases. If the "Initial Purchases" box is checked, the Trustee will apply any cash payments to the purchase of shares of Common Stock.

     If a participant does not check any box on the Authorization Card, then full dividend reinvestment will be assumed.

  9. May Participants reinvest dividends on less than all shares registered in their name?

     Except for dividends on shares of Common Stock in a Participant's Plan account, which are reinvested automatically, Participants may elect to reinvest all or part of the dividends on shares of Common Stock registered in their name by designating their intentions on the Authorization Card.

  10. May Participants change the method of participation?

     At any time, Participants may change their investment options by completing a new Authorization Card and returning it to the Trustee. If the Participant elects to participate through the full or partial dividend reinvestment feature but later decides to change the number of shares on which cash dividends are being reinvested or to participate through the optional cash payments feature only, the Trustee must receive an Authorization Card indicating the change at least three business days before the record date of a dividend payment. If the Authorization Card is received after that date, the change will not be effective until the dividend payment following the next record date.

COSTS

  11. Are there any expenses to Initial Investors or Participants in connection with the Plan?

     There are no brokerage commissions, fees or service charges to Initial Investors or Participants for purchases under the Plan. We pay all costs of administration of the Plan. (See Question 27 and Question 28 for a discussion of payment by Participants of brokerage costs and transfer taxes associated with termination of participation and sale of shares under the Plan.)

INITIAL PURCHASES

  12. How are initial purchases made?

     Initial purchases by non-shareholders of shares of Common Stock may be made by check or money order in an amount not less than $250 or more than $120,000. Investors may not invest more that $120,000 per calendar year. The Trustee will return any excess tendered amount to the sender. The Trustee must receive initial purchase payments at least three business days prior to an Investment Date in order to be invested on that date. (See Question 16.) Initial purchase payments received by the Trustee less than three business days before an Investment Date will be held until the following Investment Date. No interest is paid on initial purchase payments pending investment. An Initial Investor may obtain the return of any initial purchase payment by written request received by the Trustee at least two days before the next Investment Date.

OPTIONAL CASH PAYMENTS

  13. How are optional cash payments made?

     Optional cash payments may be made by check or money order, or by automatic bank draft. A shareholder may make an initial optional cash payment when enrolling in the Plan by enclosing a check (made payable to American Stock Transfer & Trust Company) with the Authorization Card. Thereafter, Participants may make optional cash payments through the use of cash payment forms sent to Participants as part of their account statements. Participants may also authorize the Trustee to automatically draft their checking, savings or other account in any financial institution that participates in the Automated Clearing House system. The Trustee can furnish draft authorization cards and additional information to Participants.

     Optional cash payments which are made by check or money order need not be in the same amount each time and there is no obligation to make optional cash payments regularly. However, should Participants elect to make optional cash payments through automatic bank draft, the draft must be in the same amount. The draft will continue until the Participant notifies the Trustee in writing to change the amount automatically drafted or terminate the bank draft.

     The Trustee must receive optional cash payments at least three business days prior to an Investment Date in order to be invested on that date. (See Question 16.) Optional cash payments received by the Trustee less than three business days before an Investment Date will be held until the following Investment Date. No interest is paid on optional cash payments pending investment. Participants may obtain the return of any optional cash payments by written request received by the Trustee at least two days before the next Investment Date.

  14. What are the limitations on making optional cash payments?

     Optional cash payments may be not less than $25 per payment or more than $120,000 per calendar year. We reserve the right to direct the Trustee to refuse any optional cash payments that in the aggregate exceed $120,000 per calendar year with respect to the aggregate of all of a Participant's Plan accounts. In such event, the Trustee will return the excess tendered amount of optional cash payments to the Participant.

PURCHASES

  15. What is the source of shares of Common Stock under the Plan?

     Shares of Common Stock needed to meet the requirements of the Plan will either come from our authorized and unissued shares or from shares purchased in the open market by an independent agent. The Plan limits us from changing our determination regarding the source of shares to not more than once in any three-month period.

  16. When are shares of Common Stock purchased under the Plan?

     The Investment Dates for shares purchased with reinvested dividends are on or about the 15th day of January, April, July and October. The Investment Dates for initial investments or optional cash payments are weekly, usually on Wednesdays. If the normal Investment Date is not a business day, the Investment Date is the immediately preceding business day. During a week when a dividend payment is made, the Investment Date for initial investments and optional cash purchases is the same date.

     Shares purchased under the Plan belong to the Participant on the Investment Date. However, for federal income tax purposes, the holding period for such shares begins on the following day.

  17. What is the price of shares of Common Stock purchased under the Plan?

     The price of shares of Common Stock purchased with reinvested dividends is 95% of the mean of the high and low sales prices for such shares reflected in the NYSE Composite Transactions on the Investment Date, or the most recent preceding day if the NYSE is closed on that Investment Date. The price of shares of Common Stock purchased through initial payments or with optional cash payments is 100% of the mean determined above.

  18. How many shares of Common Stock are purchased for Participants?


     The number of shares purchased for a Participant's account is equal to the amount of the Participant's dividends being reinvested plus the amount of initial purchase payments plus the amount of any optional cash payments divided by the purchase price of the shares. Each Plan account is credited with that number of shares, including fractions computed to three decimal places. The Plan does not provide for Participants or Initial Investors to purchase a specific number of shares.


REPORTS TO PARTICIPANTS

  19. What reports are sent to Participants?

     Shareholders who participate in the Plan only through the reinvestment of dividends receive quarterly statements of their accounts. Initial Investors and shareholders that participate through the investment of optional cash payments receive statements when cash investments are made. These statements of account show any cash dividends reinvested and any cash payments received, the number of shares purchased, the purchase price for the shares and the mean of the high and low sales prices on the Investment Date, the number of Plan shares held for the Participant by the Trustee, the number of shares registered in the name of the Participant reinvesting dividends, and an accumulation of the transactions for the current calendar year to date. Statements are mailed as soon as practicable after each Investment Date. These statements are a Participant's continuing record of the cost of purchases of shares of Common Stock under the Plan, and the last cumulative statement of the year should be retained for tax purposes.

     In addition, each Participant receives copies of all communications sent to shareholders generally, including annual reports, notices of annual meetings and proxy statements and income tax information for reporting dividends paid.

ISSUANCE OF CERTIFICATES

  20. Are certificates issued for shares of Common Stock purchased under the Plan?

     Unless requested in writing by a Participant, certificates for shares of Common Stock purchased under the Plan are not issued to the Participant. However, certificates for any number of whole shares credited to a Participant's account will be issued in the Participant's name without charge upon written request of the Participant; provided, however, that any request received from reinvestment Participants between a dividend record date and the Investment Date for that dividend will not be effective until after the dividend is reinvested under the Plan. Certificates representing fractional share interests will not be issued under any circumstances.

     A request for issuance of Plan shares, including issuance of all of the shares in a Participant's account, does not constitute a termination of participation in the Plan by the Participant. Termination may be effected only through the delivery to the Trustee of a notice of termination. (See Question 26.)

  21. In whose name are certificates issued?

     Accounts under the Plan are maintained in the names in which certificates of the Participants were registered at the time they entered the Plan. Consequently, certificates for whole shares issued upon the request of Participants are issued in the same names.

DIVIDENDS ON FRACTIONS OF SHARES

  22. Are Participants' Plan accounts credited with dividends on fractions of shares?

     Participants receive credit for the amount of dividends attributable to fractions of shares in their Plan accounts. These dividends are reinvested automatically.

WITHDRAWAL OF SHARES IN PLAN ACCOUNTS

  23. How may shares be withdrawn from the Plan?

     Participants may withdraw Plan shares credited to their accounts by notifying the Trustee in writing specifying the number of shares to be withdrawn. Certificates for whole shares of Common Stock so withdrawn will be issued to and registered in the name of the Participant. Certificates representing fractional share interests will not be issued under any circumstances.

  24. Will dividends on shares withdrawn from the Plan continue to be reinvested?

     If Participants have authorized reinvestment of dividends on all shares registered in their name, cash dividends on shares withdrawn continue to be reinvested. If, however, dividends on only part of the shares registered in their name are being reinvested, the Trustee continues to reinvest dividends on only the number of shares specified on the Authorization Card unless the Trustee receives a new Authorization Card specifying a different number of shares.

  25. Will dividends on Participants' Plan shares continue to be reinvested if Participants sell or transfer the Common Stock registered in their name?

     Even if Participants sell or transfer all of the shares of Common Stock registered in their name, the Trustee continues to reinvest dividends on the Plan shares until the Trustee receives a written request for withdrawal from the Plan.

TERMINATION OF PARTICIPATION

  26. How do Participants terminate participation in the Plan?

     Participants may terminate participation in the Plan at any time by notifying the Trustee in writing. A Participant's notice of termination takes effect when the Trustee receives the notice; however, for a Participant reinvesting dividends, if the Trustee receives the notice of termination on or after the fifth business day preceding a dividend record date, that cash dividend will be reinvested for the Participant's account. The account then will be terminated and all subsequent dividends will be paid to the Participant.

     Any optional cash payment received before the Trustee receives the notice of termination will be invested for the Participant's account unless the Participant specifically requests return of the payment prior to two days before the next Investment Date.

  27. What happens when Participants terminate participation in the Plan?

     When Participants terminate participation in the Plan by providing the Trustee with a written notice of termination, or upon termination of the Plan, certificates for whole shares credited to a Participant's account will be issued to the Participant and a cash payment will be made for any fractional share interests. However, in the Participant's notice of termination of participation, the Participant may direct the Trustee to sell all full and fractional share interests held in the account. Within ten business days or as soon as practicable after receipt of notice of termination, such sales will be made through an independent brokerage organization. Any brokerage commissions, fees, transfer and other taxes and other transaction expenses in connection with such sales will be paid by the terminating Participant. The proceeds of the sale, net of such expenses, will be sent to the Participant as soon as practicable after settlement of the sale.

     Dividends paid after termination of participation in the Plan will be paid in cash directly to the former Participant. Former Participants may become Participants in the Plan again at any time by signing a new Authorization Card and returning it to the Trustee.

SALE OF PLAN SHARES

  28. May Participants' Plan shares be sold?

     Participants may sell all or part of the shares of Common Stock held in the Plan in either of two ways. First, the Participant may request certificates for full shares and arrange for the sale of these shares through a securities broker of the Participant's choice. Alternatively, within ten days after receipt of written instructions, the Trustee will sell all or any portion of the shares held by the Trustee for the Participant. Such shares will be sold through independent securities brokers selected by the Trustee in its sole discretion. The Participant will be charged brokerage commissions, fees, transfer and other taxes and other transaction expenses, which amounts will be deducted from the cash proceeds paid to the Participant. Shares being sold for the Participant may be aggregated with those of other Plan Participants who have requested sales. In that case, the Participant will receive proceeds based on the average sales price of all shares sold, less a pro rata share of brokerage commissions, fees, transfer and other taxes and other transaction expenses. The proceeds of the sale, net of such expenses, will be sent to the Participant as soon as practicable after settlement of the sale.

RISK TO PARTICIPANTS

  29. Does participation in the Plan involve risk?

     The Plan itself creates no risk. The risk to Participants is the same as with any other investment in shares of Common Stock. Since purchase prices are established on the Investment Date, a Participant loses any advantage otherwise available from being able to select the timing of investments. Participants should recognize that neither Piedmont Natural Gas Company nor the Trustee can assure a profit or protect against a loss on shares of Common Stock purchased under the Plan.

STOCK DIVIDENDS OR STOCK SPLITS; RIGHTS OFFERING

  30. What happens if we issue a stock dividend, declare a stock split or have a rights offering?

     Any stock dividend or split will be credited to Participants' Plan accounts based on the number of shares, including fractional share interests, held in such accounts on the record date for such stock dividend or split.

     In the event we make available to shareholders rights to purchase additional shares of Common Stock or other securities, such rights will be made available to Participants based on the number of shares, including fractional share interests to the extent practicable, held in their Plan accounts on the record date established for determining shareholders who are entitled to such rights.

VOTING RIGHTS

  31. How are Participants' shares voted at meetings of shareholders?

     Participants receives a proxy indicating the total number of shares of Common Stock held, including shares registered in their name and shares credited to their Plan account. If the proxy is returned properly signed and marked for voting, all the shares covered by the proxy will be voted as marked. If the proxy is returned properly signed but with no instructions on how the shares are to be voted, all of the Participant's shares will be voted in accordance with the recommendations of the Board of Directors. If the proxy is not returned or if it is returned unexecuted or improperly executed, the Participant's shares will be voted only if the Participant votes in person.

INCOME TAX CONSEQUENCES

  32. What are some federal income tax consequences of participation in the Plan?

     Participants are deemed to have received dividend income on the Investment Date to the extent that shares of Common Stock are purchased with reinvested dividends. Thus, the full amount of cash dividends reinvested under the Plan plus the 5% purchase discount represents dividend income to Participants.

     The basis of shares of Common Stock purchased under the Plan, either with reinvested cash dividends, initial payments or optional cash payments, is the mean of the high and low sales prices on the Investment Date. The holding period for such shares begins on the day after the Investment Date.

     Participants will not realize any taxable income when they receive certificates for Plan shares credited to their accounts, whether upon withdrawal from the Plan or otherwise. However, upon withdrawal, Participants will receive cash payments for the fractional shares credited to their Plan accounts and may realize a gain or loss. The amount of such gain or loss will be the difference between the amount the Participant receives for the fractional shares and the Participant's tax basis for such shares.

     If the Participant is subject to withholding, we will withhold the required taxes from the amount of dividends that would otherwise be reinvested under the Plan. The Trustee will notify the Participant when withholding begins. The amount withheld will be deducted from the amount of the dividend and only the remaining amount will be invested. The amount withheld will be reported to the Participant.

     The selling of shares by a Participant will give rise to capital gain or loss, provided such shares are held as a capital asset by the Participant. The amount of any such gain or loss will be the difference between the proceeds received by the Participant, net of commissions and fees, and the Participant's tax basis. The tax basis of shares acquired under the Plan is equal to the purchase price of such shares.

     The discussion above is only a general discussion of certain federal income tax aspects of an investment in the Plan. Because tax consequences may vary, depending on each Participant's own tax situation, Participants or persons considering participation in the Plan are advised to consult their own tax advisors regarding the tax effect of participation in the Plan, including the application of current and proposed federal, state, local, foreign and other tax laws.

FOREIGN SHAREHOLDERS

  33. What provision is made for foreign shareholders?

     For foreign shareholders who are Participants and whose dividends are subject to United States income tax withholding laws, an amount equal to the dividends to be reinvested less the amount of tax required to be withheld is applied to the purchase of shares of Common Stock. The statements distributed by the Trustee confirming purchases made for such foreign Participants indicate the amount of tax withheld. Initial cash payments and optional cash payments received from foreign shareholders must be in United States dollars and are invested in the same manner as payments from other Participants.

RESPONSIBILITIES OF PIEDMONT NATURAL GAS COMPANY AND THE TRUSTEE

  34. What are the responsibilities of Piedmont Natural Gas Company and the Trustee under the Plan?

     Neither we nor the Trustee will be liable for claims arising from any act done in good faith or any good faith omission to act. This includes, but is not limited to, any claim of liability arising out of failure to terminate a Participant's Plan account upon such Participant's death prior to receipt of notice in writing of such death. Neither we nor the Trustee have any duties, responsibilities or liabilities except those expressly set forth in the Plan.

     The payment of dividends is at the discretion of our Board of Directors and will depend upon future earnings, our financial condition and other factors. There can be no assurance as to the declaration or payment of any dividend. Nothing in the Plan obligates us to declare or pay any dividend on our Common Stock.

CUSTODY OF CERTIFICATES

  35. May other Common Stock certificates be deposited with the Trustee under the Plan?

     Participants may deposit any Common Stock certificates of the Company now or hereafter registered in their name for credit under the Plan. There is no charge for this service. Because Participants bear the risk of loss in sending stock certificates to the Trustee, it is recommended that certificates be sent by registered mail, return receipt requested, and properly insured. The Participant must provide written instructions to the Trustee directing that the shares be deposited to the Participant's Plan account. Whenever certificates are issued to a Participant, either upon request or upon termination of participation, new, differently numbered certificates will be issued.

SUSPENSION, MODIFICATION OR TERMINATION OF THE PLAN

  36. May the Plan be suspended, modified or terminated?

     While the Plan is intended to continue indefinitely, we reserve the right to suspend or terminate the Plan at any time. We also reserve the right to make modifications to the Plan. We will notify Participants of any such suspension, termination or modification. If the Plan is terminated, any uninvested optional cash payments will be returned to Participants, certificates for whole shares credited to Plan accounts will be issued and cash payments will be made for any fractional shares credited to such Plan accounts. (See Question 27.)

     We intend to use our best efforts to maintain the effectiveness of the Registration Statement filed with the Commission covering the offer and sale of Common Stock under the Plan. However, we have no obligation to offer, issue or sell Common Stock to Initial Investors or Participants under the Plan if, at the time of the offer, issuance or sale, such Registration Statement is for any reason not effective. Also, we may elect not to offer or sell Common Stock under the Plan to Initial Investors or Participants residing in any jurisdiction or foreign country where the burden of expense of compliance with applicable blue sky or securities laws makes such offer or sale there impracticable or inadvisable. In any of these circumstances, dividends, if and when declared, will be paid in cash and any optional cash payments received from such shareholder will be returned.

     We reserve the right to interpret and regulate the Plan as we deem necessary or desirable in connection with the Plan's operations.

                                USE OF PROCEEDS

     We expect to use the proceeds from the sales of shares of Common Stock under the Plan for the purpose of financing the construction of additions to our facilities and for general corporate purposes. We have no basis for estimating the number of shares of Common Stock that ultimately will be sold under the Plan or the prices at which such shares will be sold. We expect to continue to obtain a portion of our capital requirements through external sources with the type, amount and timing of any sales of securities to depend upon market conditions and other factors. We expect to obtain the balance of such requirements from internally generated cash.

                          DESCRIPTION OF COMMON STOCK

     Our Articles of Incorporation authorize 100,000,000 shares of Common Stock without par value and 175,000 shares of Preferred Stock without par value. The Board of Directors has the authority to establish one or more series of Preferred Stock with such terms and rights as the Board may determine. No shares of Preferred Stock are presently outstanding.

     Holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Under North Carolina law, the election of directors requires a plurality of the votes cast in the election. The Articles require the affirmative vote of a super majority of the outstanding shares of voting stock to approve certain transactions such as actions in connection with business combinations or other changes in control. Shareholders do not have cumulative voting rights.

     Our Articles of Incorporation and By-Laws contain certain provisions that could have the effect of delaying, deferring or preventing a change in control. These provisions include:

     - A Board of Directors divided into three classes with staggered terms which means that, as a general matter, only one-third of the Board must stand for re-election at any annual meeting of shareholders;

     - Nominations for the Board, with certain exceptions, must be made at least 60 days prior to the date of a meeting of shareholders; and

     - Directors may be removed for cause only by the affirmative vote of 80% of the outstanding shares entitled to vote in the election of Directors.

     Our shareholder rights plan generally provides the Board of Directors and shareholders the right to act to substantially dilute the share ownership position of any person who acquires 15% or more of our Common Stock. These provisions could discourage bids for the Common Stock at a premium and might adversely affect the market price of the Common Stock.

     Holders of Common Stock are entitled to receive dividends that may be declared from time to time by the Board of Directors subject to any preferences that may be applicable to any shares of Preferred Stock then outstanding. Some of the agreements under which our long-term debt was issued contain provisions that restrict the amount of cash dividends that may be paid on Common Stock. Under the most restrictive of these provisions, all of our retained earnings were free of such restrictions as of July 31, 1999.

     In the event of liquidation, holders of Common Stock are entitled to all assets that remain after satisfaction of creditors and the liquidation preferences of any outstanding Preferred Stock, if any. Holders of Common Stock do not have preemptive rights to purchase additional shares of Common Stock or securities convertible into such shares. There are no redemption provisions on any shares of Common Stock. The outstanding shares of Common Stock are, and the additional shares offered hereby will be, fully paid and non-assessable.

     The outstanding shares of Common Stock are, and the additional shares offered hereby will be, listed on the New York Stock Exchange under the trading symbol "PNY."

     The Transfer Agent and Registrar for the Common Stock is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005.

                                 LEGAL MATTERS

     Martin C. Ruegsegger, who is our Vice President, Corporate Counsel and Secretary and who is eligible to participate in the Plan, will pass upon the validity of the shares of Common Stock offered by this Prospectus and certain other legal matters. As of September 7, 1999, Mr. Ruegsegger owned 1,740 shares of Common Stock.

                                    EXPERTS

     Our consolidated financial statements included in our Annual Report on Form 10-K for the year ended October 31, 1998, which are incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated by reference in this Prospectus in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

     You should rely only on the information contained or incorporated by reference in this Prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell our Common Stock in any state where the offer or sale is not permitted. You should assume that the information contained in this Prospectus is accurate only as of its date. Our business, financial condition, results of operations and prospects may have changed since that date.

                             DIVIDEND REINVESTMENT

                                      AND

                              STOCK PURCHASE PLAN

                                  COMMON STOCK
                             NO PAR VALUE PER SHARE

                              --------------------
                                   PROSPECTUS
                              --------------------

                       PIEDMONT NATURAL GAS COMPANY, INC.

                                      LOGO


                               September 7, 1999

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated expenses of the Company in connection with the issuance and distribution of the securities being registered.

Registration Fee............................................  $18,383
Printing Costs..............................................    5,000
Legal Fees..................................................    6,000
Accounting Fees.............................................    5,000
                                                              -------
Total.......................................................  $34,383
                                                              =======

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under the Articles of Incorporation and North Carolina corporation laws, each of the present and former directors and officers of the Company may be entitled to indemnification under certain circumstances from certain liabilities, claims and expenses arising from any threatened, pending or completed action, suit or proceeding (including any such action, suit or proceeding arising under the Securities Act of 1933), to which they are made a party by reason of the fact that he or she is or was a director or officer of the Company.

     The Company insures its directors and officers against certain liabilities and has insurance against certain payments which it may be obliged to make to such persons under the indemnification provisions of its Articles of Incorporation.

     The following provisions of the North Carolina Business Corporation Act govern indemnification of officers and directors of the Company:

     SECTION 55-8-50. POLICY STATEMENT AND DEFINITIONS.

          (a) It is the public policy of this State to enable corporations organized under this Chapter to attract and maintain responsible, qualified directors, officers, employees and agents, and, to that end, to permit corporations organized under this Chapter to allocate the risk of personal liability of directors, officers, employees and agents through indemnification and insurance as authorized in this Part.

          (b) Definitions in this Part:

             (1) "Corporation" includes any domestic or foreign corporation absorbed in a merger which, if its separate existence had continued, would have had the obligation or power to indemnify its directors, officers, employees, or agents, so that a person who would have been entitled to receive or request indemnification from such corporation if its separate existence had continued shall stand in the same position under this Part with respect to the surviving corporation.

             (2) "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the corporation's request if his duties to the corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

             (3) "Expenses" means expenses of every kind incurred in defending a proceeding, including counsel fees.

             (4) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

             (4a) "Officer," "employee," or "agent" includes, unless the context requires otherwise, the estate or personal representative of a person who acted in that capacity.

             (5) "Official capacity" means (i) when used with respect to a director, the office of director in a corporation; and (ii) when used with respect to an individual other than a director, as contemplated in G.S. 55-8-56, the office in a corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation. "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.

             (6) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

             (7) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

     SECTION 55-8-51. AUTHORITY TO INDEMNIFY.

          (a) Except as provided in subsection (d), a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if:

             (1) He conducted himself in good faith; and

             (2) He reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and

             (3) In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

          (b) A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(ii).

          (c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

          (d) A corporation may not indemnify a director under this section:

             (1) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

             (2) In connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

          (e) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation that is concluded without a final adjudication on the issue of liability is limited to reasonable expenses incurred in connection with the proceeding.

          (f) The authorization, approval or favorable recommendation by the board of directors of a corporation of indemnification, as permitted by this section, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such indemnification shall be void or voidable on such ground.

     SECTION 55-8-52. MANDATORY INDEMNIFICATION. Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

     SECTION 55-8-53. ADVANCE FOR EXPENSES. Expenses incurred by a director in defending a proceeding may be paid by the corporation in advance of the final disposition of such proceeding as authorized by the board of directors in the specific case or as authorized or required under any provision in the articles of incorporation or bylaws or by any applicable resolution or contract upon receipt of an undertaking by or on behalf of the director to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation against such expenses.

     SECTION 55-8-54. COURT-ORDERED INDEMNIFICATION. Unless a corporation's articles of incorporation provide otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice the court considers necessary may order indemnification if it determines:

          (1) The director is entitled to mandatory indemnification under G.S. 55-8-52, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification; or

          (2) The director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth in G.S. 55-8-51 or was adjudged liable as described in G.S. 55-8-51(d), but if he was adjudged so liable his indemnification is limited to reasonable expenses incurred.

     SECTION 55-8-55. DETERMINATION AND AUTHORIZATION OF INDEMNIFICATION.

          (a) A corporation may not indemnify a director under G.S. 55-8-51 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in G.S. 55-8-51.

          (b) The determination shall be made:

             (1) By the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

             (2) If a quorum cannot be obtained under subdivision (1), by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

             (3) By special legal counsel (i) selected by the board of directors or its committee in the manner prescribed in subdivision (1) or (2); or
        (ii) if a quorum of the board of directors cannot be obtained under subdivision (1) and a committee cannot be designated under subdivision
        (2), selected by majority vote of the full board of directors (in which selection directors who are parties may participate); or

             (4) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

          (c) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection (b)(3) to select counsel.

     SECTION 55-8-56. INDEMNIFICATION OF OFFICERS, EMPLOYEES, AND AGENTS. Unless a corporation's articles of incorporation provide otherwise:

          (1) An officer of the corporation is entitled to mandatory indemnification under G.S. 55-8-52, and is entitled to apply for the court-ordered indemnification under G.S. 55-8-54, in each case to the same extent as a director;

          (2) The corporation may indemnify and advance expenses under this Part to an officer, employee, or agent of the corporation to the same extent as to a director; and

          (3) A corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

     SECTION 55-8-57. ADDITIONAL INDEMNIFICATION AND INSURANCE.

          (a) In addition to and separate and apart from the indemnification provided for in G.S. 55-8-51, 55-8-52, 55-8-54, 55-8-55 and 55-8-56, a
     corporation may in its articles of incorporation or bylaws or by contract or resolution indemnify or agree to indemnify any one or more of its directors, officers, employees, or agents against liability and expenses in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities; provided, however, that a corporation may not indemnify or agree to indemnify a person against liability or expenses he may incur on account of his activities which were at the time taken known or believed by him to be clearly in conflict with the best interests of the corporation. A corporation may likewise and to the same extent indemnify or agree to indemnify any person who, at the request of the corporation, is or was serving as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan. Any provision in any articles of incorporation, bylaw, contract, or resolution permitted under this section may include provisions for recovery from the corporation of reasonable costs, expenses, and attorneys' fees in connection with the enforcement of rights to indemnification granted therein and may further include provisions establishing reasonable procedures for determining and enforcing the rights granted therein.

          (b) The authorization, adoption, approval, or favorable recommendation by the board of directors of a public corporation of any provision in any articles of incorporation, bylaw, contract or resolution, as permitted in this section, shall not be deemed an act of corporate transaction in which a director has a conflict of interest, and no such articles of incorporation or bylaw provision or contract or resolution shall be void or voidable on such grounds. The authorization, adoption, approval, or favorable recommendation by the board of directors of a nonpublic corporation of any provision in any articles of incorporation, bylaw, contract or resolution, as permitted in this section, which occurred prior to July 1, 1990, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such articles of incorporation, bylaws provision, contract or resolution shall be void or voidable on such grounds. Except as permitted in G.S. 55-8-31, no such bylaw, contract, or resolution not adopted, authorized, approved or ratified by shareholders shall be effective as to claims made or liabilities asserted against any director prior to its adoption, authorization, or approval by the board of directors.

          (c) A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify him against the same liability under any provision of this Chapter.

     SECTION 55-8-58. APPLICATION OF PART.

          (a) If articles of incorporation limit indemnification or advance for expenses, indemnification and advance for expenses are valid only to the extent consistent with the articles.

          (b) This Part does not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with his appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent to the proceeding.

          (c) This Part shall not affect rights or liabilities arising out of acts or omissions occurring before July 1, 1990.

     The By-Laws provide that the Company shall indemnify and hold harmless its directors and officers of the Company who are also directors or who are designated by the Board of Directors from time to time as indemnified officers ("indemnified officers") against any obligation to pay any judgment, settlement, penalty, fine (including any excise tax assessed with respect to an employee benefit plan) and reasonable expenses, including but not limited to attorneys' fees of opposing parties ("Liabilities") and for any expenses incurred with respect to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, whether formal or informal, and any appeal therein (and any inquiry or investigation that could lead to such a proceeding) (a "Proceeding"), including any Proceeding brought by or on behalf of the Company itself, arising out of their status as directors or officers. The Company shall also indemnify its directors and indemnified officers for their service at the Company's request as a director, officer, partner, trustee, employee or agent or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Company shall not, however, indemnify a director or indemnified officer against Liabilities or expenses incurred on account of activities of such person that at the time taken were known or believed by him or her, or a reasonable person would have or should have known, to be clearly in conflict with the best interests of the Company. The By-Laws further provide that the Company shall indemnify each director and indemnified officer for his or her reasonable costs, expenses and attorneys' fees incurred in connection with the enforcement of the rights to indemnification granted therein, if it is determined that such director or indemnified officer is entitled to indemnification thereunder.

     The Articles of Incorporation, as amended, contain the following provisions:

          ARTICLE 8: A director of the Corporation shall not be personally liable to the Corporation or any of its shareholders for monetary damages for any breach of duty as a director, except for liability with respect to
     (i) acts or omissions not made in good faith that the director at the time of such breach knew or believed were in conflict with the best interests of the Corporation, (ii) any liability under N.C.G.S. sec. 55-8-33 (liability for unlawful distributions), (iii) any transaction from which such director derived an improper personal benefit, or (iv) acts or omissions occurring prior to the date on which this Article 8 became effective. As used herein, the term, "improper personal benefit" does not include a director's compensation or other incidental benefit for or on account of service as a director, officer, employee, independent contractor, attorney or consultant of the Corporation. If the North Carolina General Statutes are amended after approval by the Corporation's shareholders of this Article 8 to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the North Carolina General Statutes, as so amended. No amendment or repeal of the provisions of this Article 8 shall apply to or have an effect on the liability or alleged liability of any director of the Corporation for or with respect to any act or failure to act on the part of such director occurring prior to such amendment or repeal. The provisions of this Article 8 shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability which has not been eliminated by the provisions of this Article 8.

     The Company has obtained and maintains a policy for directors' and officers' liability insurance. The policy is designed to protect the Company in the event it is required to pay any amounts to its directors and officers as indemnification against loss arising from certain civil claims, including certain claims under the 1933 Act, which might be made against its directors and officers by reason of any alleged "breach of duty," neglect, error, misstatement, misleading statement omission, or other act done or wrongfully attempted, while acting in their respective capacities as directors or officers.

ITEM 16. EXHIBITS.

EXHIBIT
NUMBER
-------
3.1        Copy of Articles of Incorporation of the Company, filed with the North Carolina Secretary of State on December 14, 1993
           (filed as Exhibit 2 to the Company's Form 8-B, filed on
           March 2, 1994, and incorporated herein by reference).
3.2        By-Laws of the Company, as amended (filed as Exhibit C to
           the Proxy Statement included as Exhibit 2 of the Company's
           Registration Statement on Form 8-B, dated March 2, 1994, No.
           1-6196, and incorporated herein by reference).
4.1        Copy of Certificate of Merger (New York) and Articles of
           Merger (North Carolina), each dated March 1, 1994,
           evidencing merger of Piedmont Natural Gas Company, Inc.,
           with and into PNG Acquisition Company, with PNG Acquisition
           Company being renamed "Piedmont Natural Gas Company, Inc."
           (filed as Exhibits 3.2 and 3.1 to the Company's Form 8-B,
           filed March 2, 1994, and incorporated herein by reference).
4.2        Copy of Indenture, dated as of April 1, 1993, between the
           Company and Citibank, N.A., as Trustee (filed as Exhibit 4.1 to Registration Statement No. 33-60108, filed March 25,
           1993, and incorporated herein by reference).
4.3        Copy of Rights Agreement dated as of February 27, 1998,
           between the Company and Wachovia Bank, N.A., as Rights
           Agent, including the Rights Certificate (filed as Exhibit
           10.1 to Current Report on Form 8-K of the Company dated
           February 27, 1998, and incorporated herein by reference).
5          Opinion of Martin C. Ruegsegger, Esquire, Vice President,
           Corporate Counsel and Secretary of the Company, with respect to the legality of the securities being registered.
23.1       Consent of Martin C. Ruegsegger, Esquire (included in
           Exhibit 5).
23.2       Independent Auditors' Consent.
24         Powers of Attorney.

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or (15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
         Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
         1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on the 3rd day of September, 1999.


                                          By:      /s/ JOHN H. MAXHEIM
                                            ------------------------------------
                                                      John H. Maxheim
                                                   Chairman of the Board
                                                and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                    TITLE                    DATE
                      ---------                                    -----                    ----
                 /s/ JOHN H. MAXHEIM                   Director, Chairman of the      September 3, 1999
-----------------------------------------------------  Board and Chief Executive
                   John H. Maxheim                     Officer

                /s/ DAVID J. DZURICKY                  Senior Vice                    September 3, 1999
-----------------------------------------------------  President--Finance (Principal
                  David J. Dzuricky                    Financial Officer)

                  /s/ BARRY L. GUY                     Vice President and Controller  September 3, 1999
-----------------------------------------------------  (Principal Accounting
                    Barry L. Guy                       Officer)

                          *                            Director
-----------------------------------------------------
                    Jerry W. Amos

                          *                            Director
-----------------------------------------------------
                  C. M. Butler III

                          *                            Director
-----------------------------------------------------
                  Sam J. DiGiovanni

                          *                            Director
-----------------------------------------------------
                   John W. Harris

                          *                            Director
-----------------------------------------------------
                   Muriel W. Helms

                          *                            Director
-----------------------------------------------------
                 John F. McNair III

                          *                            Director
-----------------------------------------------------
                  Ned R. McWherter

                          *                            Director
-----------------------------------------------------
              Walter S. Montgomery, Jr.

                          *                            Director
-----------------------------------------------------
               Donald S. Russell, Jr.

                          *                            Director, President and Chief
-----------------------------------------------------  Operating Officer
                  Ware F. Schiefer

                          *                            Director
-----------------------------------------------------
                John E. Simkins, Jr.

             *By: /s/ DAVID J. DZURICKY                                               September 3, 1999
  ------------------------------------------------
                  David J. Dzuricky
                 (Attorney-in-Fact)

                                 EXHIBIT INDEX

EXHIBIT NO.
-----------
5              Opinion of Martin C. Ruegsegger, Esquire, Vice President,
               Corporate Counsel and Secretary of the Company, with respect to the legality of the securities being registered.
23.1           Consent of Martin C. Ruegsegger, Esquire (included in
               Exhibit 5).
23.2           Independent Auditors' Consent.
24             Powers of Attorney.